Exhibit 10.11












         TEMECULA VALLEY BANK, NATIONAL ASSOCIATION 1996 INCENTIVE AND
                   NONQUALIFIED STOCK OPTION PLAN (EMPLOYEES)
























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                                TABLE OF CONTENTS


1.       Purpose of the Plan.......................................... 1
2.       Definitions. ................................................ 1
3.       Administration of the Plan................................... 2
4.       Eligibility of Participants. ................................ 3
                4.1.     General  .................................... 3
                4.2.     ISO's    .................................... 4

5.       Shares of Stock Subject to the Plan.......................... 4
6.       Option Prices................................................ 4

7.       Duration and Rate of Exercise of Options..................... 5
8.       Nontransferability of Options................................ 5
9.       Rights as a Shareholder...................................... 6

10.      Antidilution Provisions...................................... 6
11.      Merger, Consolidation, Liquidation or
          Reorganization of the Bank.................................. 6

12.      Termination of Employment or Death or Disability of
          Participant................................................. 7
13.      Amendment and Discontinuance of the Plan..................... 8
14.      Reissuance of Options........................................ 8
15.      Effective Date and Termination Date.......................... 8






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                   TEMECULA VALLEY BANK, NATIONAL ASSOCIATION

                1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                                   (EMPLOYEES)



     1. Purpose of the Plan. Temecula Valley Bank, National Association, a nationally chartered banking association, hereby establishes the 1996 Incentive And Nonqualified Stock Option Plan (Employees). The purpose of the Plan is to advance the interests of the Bank, its Subsidiaries and its shareholders by providing officers and other employees who have substantial responsibility for the direction and management of the Bank with an entrepreneurial incentive to
(a) provide high levels of performance, (b) undertake extraordinary efforts to increase the earnings of the Bank, (c) increase their proprietary interest in the Bank, and (d) remain in the employ of the Bank. The Plan seeks to accomplish these purposes and achieve these results by providing Employees Options to purchase shares of the Bank's common stock, thereby encouraging their stock ownership in the Bank so that they may participate in the increased value of the Bank which their effort, initiative and skill help produce.

     2.   Definitions.

          As set forth in this Plan and any Plan Agreement, the following terms shall have the meanings set forth below:

          2.1. "Bank" shall mean Temecula Valley Bank, National Association, a nationally chartered banking association.

          2.2. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          2.3. "Committee" shall mean the Committee of the Board of Directors composed of Directors whose purpose it is to administer this Plan, which Committee shall at all times consist of at least two Directors of the Bank and each of whom shall qualify as a "Disinterested Administrator."

          2.4. "Disinterested Administrator" is a person that has not been granted or awarded any options under (i) this Plan or any other plan of the Bank, (ii) any Subsidiary of the Bank or (iii) any affiliate of the Bank for one (1) year prior to the date such person began acting as an administrator of the Plan or during such service and who otherwise qualifies as a "disinterested person" under Rule 16(b)-3(c)(2)(i) of the Securities Exchange Act of 1934, as amended ("1934 Act"), or both.

          2.5. "Employee" shall mean a full-time, salaried key management employee or officer of the Bank, or any Subsidiary of the Bank, or both.

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          2.6."Fair Market Value" shall have the meaning set forth in Section 6.

          2.7. "Incentive Stock Option" shall mean an Option granted pursuant to the Plan which qualifies as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          2.8. "ISO" shall mean an Incentive Stock Option.

          2.9. "Nonqualified Stock Option" shall mean any Option which is not an ISO.

          2.10. "NQSO" shall mean a Nonqualified Stock Option.

          2.11. "Option" shall mean a right to purchase Stock, which right is granted pursuant to this Plan.

          2.12. "Option Price" shall mean the purchase price for Stock under an Option as determined herein.

          2.13. "Participant" shall mean an Employee to whom an Option is granted under this Plan.

          2.14. "Plan" shall mean this Temecula Valley Bank, National Association 1996 Qualified and Nonqualified Stock Option Plan (Employees).

          2.15. "Plan Agreement" shall mean an agreement with respect to an Option granted pursuant to this Plan.

          2.16. "Stock" shall mean the common stock of the Bank. 2.17. "Subsidiary" shall mean a subsidiary corporation of the Bank, as defined in
     Section 424 (f) of the Code.

     3.   Administration of the Plan.

          3.1. This Plan shall be administered by the Committee. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and at such places as it shall determine advisable. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made, if at a meeting at which a quorum is present, by not less than a majority of the members present, or if by written consent to action, by not less than a majority of its members. The Committee may appoint a Secretary to keep minutes of its meetings and, subject to the bylaws of the Bank and resolutions of the Board of Directors, shall make such rules and regulations for the conduct of its business as it shall deem advisable.

          3.2. Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion, to:

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     (a) determine the Employees of the Bank and its Subsidiaries who shall be
     Participants and to whom Options shall be granted; (b) determine the time or times at which Options shall be granted; (c) determine the Option Price of the shares of Stock subject to each Option; (d) determine the time or times when each Option shall become exercisable and the duration of the exercise period; (e) determine the types of Options, whether they be ISO's or NQSO's, to be granted, (f) determine the number of shares of Stock to be subject to each Option; provided, however, that the number of shares subject to outstanding options held by any single Participant shall not exceed 10 percent of the total outstanding shares of Stock of the Bank; (g) to determine any conditions or restrictions imposed on Stock acquired pursuant to the exercise of an Option (including, but not limited to, repurchase rights, forfeiture restrictions and restrictions on transferability); (h) interpret the Plan and prescribe, amend and rescind rules and regulations relating to the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or any Plan Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; (i) determine the terms and provisions, and amendments thereto, of each Plan Agreement (which need not be the same as any other Plan Agreement), including such terms and provisions as may be necessary to conform to any changes in the law applicable thereto; and (j) make all determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the foregoing matters shall be conclusive.

          3.3. The Committee shall use its best efforts to cause the Plan to comply with the provisions of Rule 16b-3 promulgated pursuant to the 1934 Act as in effect from time to time, to the extent applicable to the Plan. All of the members of the Committee shall be "disinterested persons" as provided in Rule 16b-3(c)(2)(i) promulgated pursuant to the 1934 Act.

     4.   Eligibility of Participants.

          4.1. The Committee may grant Options to any key Employee. Options may be awarded by the Committee at any time and from time to time to new Participants, previous Participants and/or present Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants. In selecting Participants, the Committee may take into account the nature of the services rendered by each of the Bank's Employees, his or her present and potential contributions to the Bank's success, and such other factors as the Committee shall from time to time in its sole discretion deem relevant. At the time of the grant of each Option under this Plan, the Committee shall determine whether such Option is to be designated as an ISO or as an NQSO. Each such designation shall be specified in the Plan Agreement relating thereto. If an Option is designated as an ISO, then the provisions of Section 4.2 hereinbelow shall be applicable to such Option and the eligibility of each Participant therein.


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          4.2. No ISO may be granted to any Employee who, at the time of such grant, owns capital stock constituting more than 10 percent of the total combined voting power of all classes of stock of the Bank, or any of its Subsidiaries, unless at the time of such grant the Option Price is fixed at not less than 110 percent of the Fair Market Value of the Stock and exercise of such Option is prohibited by its terms after the expiration of five years from the date such Option is granted. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which any Participant may be granted Options designated as ISO's, which are exercisable for the first time by a Participant during any calendar year, shall not exceed $100,000. In the event that a Participant has been granted Options to acquire Stock with an aggregate Fair Market Value of $100,000 exercisable for the first time in any calendar year, any further Options granted to such Participant that are also first exercisable by him or her in such year shall be NQSO's. Further, no employee may be granted Options designated as ISO's unless such employee is a full-time, salaried officer or employee of the Bank or any of its Subsidiaries at the time of the grant of the Option.

     5. Shares of Stock Subject to the Plan. Subject to the provisions for adjustment as provided in Section 10 hereinbelow, there shall be reserved for use upon the exercise of Options granted from time to time under the Plan an aggregate of 150,000 shares of Stock. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall remain reserved and again be available for purposes of the Plan.

     6. Option Prices. The Option Price for each Option shall be determined by the Committee and specified in the respective Plan Agreement, but in no event shall be less than the Fair Market Value of the Stock on the date such Option is granted. As used in this Plan, Fair Market Value shall be determined by the Committee, and such determination shall be binding on the Bank and upon each Participant. The Committee shall make such determination on the basis of the mean between the bid and asked quotations for such Stock on the date of grant of an Option, or, in the event there shall be no bid or asked quotation on the date of grant, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding the date of grant. A determination with respect to the bid and asked quotation shall be made with reference to the relevant market for the Stock which shall be a recognized national securities exchange if the Stock shall be listed and traded thereon, or if not so listed and traded, as reported by a recognized stock quotation service, or if not so reported, as traded by an independent brokerage firm, or if not so traded, on the basis of arm's-length transactions within the knowledge of the Committee between willing buyers and willing sellers.

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     7.   Duration and Rate of Exercise of Options.

          7.1. The period for exercise of any Option shall be fixed by the Committee and specified in the relevant Plan Agreement, but in any event, no Option shall, by its terms, be exercisable later than the expiration of ten years from the date of grant. Subject to Section 4.2 hereinabove with respect to ISO's, the Committee may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time in each case as specified in its related Plan Agreement. Except as provided in its related Plan Agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised for a fraction of a share of Stock.

          7.2. No Stock shall be issuable upon exercise of any Option unless and until, if required by the Code or any other federal or state law or regulation, the Participant shall have paid to the Bank the amount, if any, required to be withheld on the amount deemed to be compensation to the Participant as a result of the exercise of his Option, in order to satisfy applicable income tax withholding requirements. In the event that any Participant shall make a disposition of Stock purchased upon exercise of an ISO, which disposition disqualifies such Option from ISO treatment for federal income tax purposes, such Participant shall immediately pay to the Bank the amount, if any, required to be withheld on the amount deemed to be compensation to the Participant as a result of the exercise of his Option and the disqualifying disposition, in order to satisfy applicable income tax withholding requirements.

          7.3. The Committee shall determine the manner in which each Option shall be exercisable and the timing and form of the Option Price to be paid by each Participant upon the exercise of the Option and the related Plan Agreement shall specify such determination and methods. The Committee may specify that Options may be exercised by payment in full in cash, cashier's check or a check drawn on the Bank. For purposes of determining the Fair Market Value hereunder, the provisions of Section 6 hereinabove shall apply.

          7.4. For purposes of payment of amounts subject to withholding pursuant to applicable provisions of the Code upon the exercise of NQSQ's, the Participant shares of Stock having an aggregate Fair Market Value (as determined by the procedure set forth in Section 6 hereinabove) equal to such amount are subject to withholding.

     8. Nontransferability of Options. Each Option granted under the Plan to any Participant by its terms may be pledged or hypothecated to the extent that, under Section 424 (c) of the Code, such pledge or hypothecation would not constitute a "disposition" of the Option or the underlying shares but shall not be transferable by him or her otherwise than by will or the laws of descent and distribution upon the death of the Participant or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employment Retirement Income Security Act or the rules thereunder, and shall be exercisable during his or her lifetime only by him or her or by such person's guardian or legal representative.

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     9. Rights as a Shareholder. Each Participant shall have no rights as a shareholder with respect to any shares of Stock issuable pursuant to his or her Options, until he or she shall become the holder of such Stock, and no adjustment, except adjustments pursuant to Section 10 hereinbelow, with respect to such shares of Stock for which the record date is prior to the date on which he or she shall become a holder thereof, shall be made.

     10. Antidilution Provisions. In the event that additional shares of Stock are issued pursuant to a stock split, stock dividend or other recapitalization resulting in combinations or exchanges of shares or otherwise, the number of shares of Stock then covered by each outstanding Option shall be increased proportionately with no increase in the total Option Price of the Stock then so covered but with a corresponding adjustment in the price for each share subject to the option, and the number of shares of Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Stock of the Bank from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Stock then covered by each outstanding Option shall be reduced proportionately with no reduction in the total Option Price of the Stock then so covered but with a corresponding adjustment in the price for each share subject to the option, and the number of shares of Stock reserved for the purpose of the Plan shall be reduced by the same proportion.

     11.  Merger, Consolidation, Liquidation or Reorganization of the Bank.

          11.1. Anything herein contained to the contrary notwithstanding and unless otherwise specified in a Plan Agreement, upon the dissolution or liquidation of the Bank, or upon a merger, consolidation or other reorganization whereupon the Bank is not the surviving corporation, all outstanding Options granted hereunder shall for a 30 day period immediately prior to such dissolution, liquidation, merger, consolidation or reorganization become exercisable in full, unless in the event of a merger, consolidation or other reorganization, the relative agreements with respect thereto provide for the assumption of such Option, in which case the surviving Corporation shall honor such Options in full.


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          11.2. The foregoing provisions of this Section 11 to the contrary notwithstanding, in the event that the Bank is subject to a corporate merger, consolidation, separation, reorganization or liquidation, or by reason of the acquisition of property or stock of another corporation by the Bank, or any of its Subsidiaries, and such transaction is a transaction pursuant to which Section 424 of the Code applies, the Committee may grant Options under the Plan in substitution for Options granted under plans of other employers. The Committee may impose such terms and conditions upon the grant of any ISO under this Section as are necessary to ensure that the substitution will qualify under Section 424(a) of the Code and will not constitute a modification of the option under Section 424(h), even though such term or condition would otherwise be inconsistent with the provisions of this Plan. Options granted under the provisions of this Section may be granted at prices less than the Fair Market Value of the Stock on the date such Option is granted, so long as the ratio of that Option Price to the Fair Market Value of the Stock is no more favorable to the Participant than the ratio of the option price to the fair market value of the stock subject to the old option immediately before such substitution. Except as otherwise expressly provided in the agreement setting forth the terms and conditions of such other option, the provisions of the Plan shall govern any Options granted under this Section. Nothing in this Section shall be deemed or authorized as a grant of Options under the Plan for a number of shares of Stock in excess of the number set forth in Section 5 hereinabove.

     12. Termination of Employment or Death or Disability of Participant. Unless otherwise specifically provided in a Plan Agreement, if the employment of any Participant is terminated for any reason whatsoever (including death) then such Option and all rights thereunder shall wholly and completely terminate as follows: (a) at the expiration of 12 months after the termination of employment if termination as by reason of death or permanent and total disability, (b) at the expiration of 90 days following such termination if termination was for any other reason; provided, however, if during the 90 day period, the Participant dies or becomes disabled, the 90 day period shall be extended by 12 months from the date of death or disability. During said respective 12 month and 90 day periods, such an Option may be exercised in accordance with its terms, but only for the number of shares with respect to its installments as have accrued and vested as set forth in the related Plan Agreement and as of the date of termination of employment, or (c) upon termination if the Participant is terminated for cause. The term "permanent and total disability" shall, for purposes of this Plan, have the meaning of that term as used in Section 22(e)(3) of the Code. The term "for cause" shall, for purposes of this Plan, mean a consistent course of negligent conduct or willful misconduct in the performance of duties at or on behalf of the Bank, breach of trust involving the Bank, or any of its directors, officers, employees, agents, consultants, customers or shareholders, conviction of, or the pleading of no contest to, a felony and/or fraud, embezzlement or theft against the Bank.


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     13. Amendment and Discontinuance of the Plan. The Committee may from time to time alter or suspend and at any time discontinue the Plan. However, no action of the Committee may, without the approval of the shareholders of the Bank, increase the maximum number of shares of Stock to be issued pursuant to this Plan (other than adjustment pursuant to the terms of Section 10 hereinabove), materially increase the benefits accruing to the Participants under the Plan, modify the provisions of Section 4 hereof regarding eligibility, reduce the Option Price at which shares of Stock may be offered pursuant to Options (other than adjustment pursuant to terms of Section 10 hereinabove) or extend the expiration date of the Plan. No action of the Committee may impair a Participant's rights under any outstanding Option previously granted under the Plan, without the consent of the holder of such Option.

     14. Reissuance of Options. The Committee in its discretion, with the consent of any Participant, may cancel any Option outstanding under this Plan which has an Option Price, that exceeds the Fair Market Value of the Stock on the date of cancellation, and issue a new Option or both, on such date for the number of shares of Stock equal to those covered by the cancelled Option, to such Participant.

     15. Effective Date and Termination Date. The Plan and any amendment thereto requiring shareholder approval shall become effective upon the latter of (a) adoption by the Board of Directors, or if applicable, the Committee, and (b) approval by the shareholders of the Bank; provided that such shareholder approval shall be obtained within 12 months of its adoption by the Board of Directors or the Committee, as applicable. Notwithstanding the foregoing, Options may be granted to Participants prior to shareholder approval of the Plan; provided, however, the exercisability of all such Options shall be conditioned upon such approval. The Plan shall remain in effect until terminated by the Board of Directors of the Bank, but not later than ten years after the date the Plan was originally approved by the Board of Directors.

          For reference purposes, this Plan was adopted by the Board of Directors of the Bank on July 10, 1996 and subsequently approved by the shareholders of the Bank on December 12, 1996.




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                             FIRST AMENDMENT TO THE
                   TEMECULA VALLEY BANK, NATIONAL ASSOCIATION
                         1996 INCENTIVE AND NONQUALIFIED
                          STOCK OPTION PLAN (EMPLOYEES)



     This First Amendment ("First Amendment") to the 1996 Incentive and Nonqualified Stock Option Plan (Employees) ("Plan") is effective May 15, 2001.

     Having received the requisite approvals of the Board of Directors and Shareholders of Temecula Valley Bank, N.A., Section 5 of the Plan, as of the date hereof, shall be deemed to include an additional 300,000 shares of common stock.

     Except as modified hereby, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned officers of Temecula Valley Bank, N.A. have executed this First Amendment as of May 15, 2001 on behalf of the Bank.


                              By:  /S/ STEPHEN H. WACKNITZ
                                   ------------------------
                                       Stephen H. Wacknitz,
                                       Chairman, Chief Executive Officer
                                       and President



                              By:  /s/ DONALD A. PITCHER
                                   ----------------------
                                       Donald A. Pitcher,
                                       Chief Financial Officer
                                       and Secretary








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                             Second Amendment to the
                   Temecula Valley Bank, National Association
                         1996 Incentive and Nonqualified
                          Stock Option Plan (Employees)



     This Second Amendment ("Second Amendment") to the Temecula Valley Bank, N.A. 1996 Incentive and Nonqualified Stock Option Plan (Employees) ("Plan") is effective May 15, 2002. All terms not otherwise defined herein shall have the meaning ascribed in the Plan.

     1. Authorized Shares. As a result of two 2 for 1 stock splits and an increase in the number of shares of Common Stock authorized for grant pursuant to Options, the number of shares of Common Stock authorized under the Plan equals 900,000 and, as of April 30, 2002, there are 90,222 shares available for grant under the Plan and 482,650 shares subject to outstanding Options.

     2. Authorization of Amendment. Pursuant to Section 13 of the Plan, the Committee (which can be the Board) may make such changes in or additions to the Plan as it deems proper and in the best interests of the Bank and its shareholders, provided that the Board may not change the Plan without the approval of the shareholders of the Bank if such amendment or change would: (i) increase the number of shares subject to the Plan; (ii) materially increase the benefits accruing to Participants under the Plan; (iii) modify the requirements as to eligibility under the Plan; (iv) reduce the Option Price at which shares of Stock may be offered pursuant to Options (other than allowed adjustments); or
(v) extend the expiration date of the Plan. No action of the Board may impair a Participant's rights under any outstanding Option previously granted under the Plan without the consent of the holder of such Option.

     3. Board Approval. On May 15, 2002, the Board approved the terms of this Second Amendment, as authorized by Section 13 of the Plan.

     4. The Amendment. A new Section 7.5 is hereby added to the Plan which reads in its entirety as follows:


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               7.5 Notwithstanding anything to the contrary contained in this
          Plan, Options shall be exercisable at the rate of at least 20% per year over 5 years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of Options granted to directors of the Bank or its parent, the option may become fully exercisable, subject to reasonable conditions such as continued Board membership, at any time or during any period established by the Bank or its parent.

     Except as modified by the First Amendment and this Second Amendment, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned officers of Temecula Valley Bank, N.A. have executed this Second Amendment as of May 15, 2002.

                              Temecula Valley Bank, N.A.





                              By:  /S/ STEPHEN H. WACKNITZ
                                   ------------------------
                                       Stephen H. Wacknitz,
                                       Chairman, Chief Executive Officer
                                       and President



                              By:  /s/ DONALD A. PITCHER
                                   ----------------------
                                       Donald A. Pitcher,
                                       Chief Financial Officer
                                       and Secretary